CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

Exhibit 32.1

In connection with the quarterly report of Trimax Corporation, a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), Robert Vivacqua, Acting Chief Executive Officer and Acting Chief Financial Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Robert Vivacqua

Name:	Robert Vivacqua

Title:	Acting Chief Executive Officer and Acting Chief Financial Officer

Date:	August 6, 2008

[A signed original of this written statement required by Section 906 has been provided to Trimax Corporation and will be retained by Trimax Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]